Exhibit 99.1

AgriFORCE formally ends efforts to Acquire Delphy Group BV

Decision follows extensive due diligence, as well as careful evaluation of projections and market conditions

Progressing with alternative M&A transactions which are expected to be highly synergistic and accretive

VANCOUVER, British Columbia, June 1st, 2023 – AgriFORCE Growing Systems Ltd. (“the Company”) (NASDAQ: AGRI; AGRIW), an intellectual property (IP)-focused agtech company dedicated to advancing sustainable cultivation practices and food and plant products, today announced that it has formally ended its efforts to acquire Delphy Group BV., a leading Agriculture and Horticulture consulting firm based in the Netherlands.

The mutual decision to end the sales and purchase agreement was reached after extensive due diligence, an evaluation of the historical and projected financials, potential for impairment risk, as well as current market conditions. Based on these factors, a revised purchase price could not be agreed upon by the parties.

Ingo Mueller, CEO of AgriFORCE commented, “Although we are disappointed to end our efforts to acquire the Delphy Group BV, it was the prudent decision following an extensive due diligence process. Importantly, we have a very rigorous process for conducting M&A, which we believe highlights our strict standards and discipline. After over a year of collaboration, due diligence and involvement with Delphy in helping craft their strategic growth plans, we remain convinced in the power of knowledge and the value Delphy brings to its customers and hope to find a way to continue to work together and re-visit the collaboration at a later time. Moreover, we continue to proceed aggressively on the M&A front, where we believe there are significant opportunities to acquire undervalued, accretive and highly synergistic businesses, including but not limited to those previously announced. We look forward to providing further updates as we advance these alternative transactions, which we believe will ultimately drive much greater value for our shareholders.”

ABOUT AGRIFORCE

AgriFORCE Growing Systems Ltd. (NASDAQ: AGRI; AGRIW) is an agtech company focused on building an integrated agtech platform that combines the best technology, intellectual property, and knowledge to solve an urgent problem – providing the best solutions to help drive sustainable crops and nutritious food for people around the world. The AgriFORCE vision is to be a global leader in delivering plant-based foods and products through an advanced and sustainable agtech platform that makes positive change in the world—from seed to table. Additional information about AgriFORCE is available at: www.agriforcegs.com.

Follow AgriFORCE on Twitter: @agriforcegs

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Connect with AgriFORCE on LinkedIn: AgriFORCE Growing Systems Ltd.

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission and elsewhere. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release. This announcement is for informational purposes only and does not constitute an offer to sell or a solicitation of an offer to buy securities of the issuer. Any offer to sell or solicitation of an offer to buy securities of the issuer may only be made pursuant to a valid prospectus pursuant to an effective registration statement or pursuant to a valid exemption from registration under the Securities Act of 1933, as amended and the rules and regulations promulgated thereunder.

Company Contact:

Ian Pedersen

Tel: (604) 757-0952

Email: ipedersen@agriforcegs.com

Investor Relations:

Crescendo Communications, LLC

David Waldman/Alexandra Schilt

Tel: (212) 671-1021

Email: AGRI@crescendo-ir.com

Media Relations:

Peppercomm

Hannah Robbins

Tel: (415) 633-3205

Email: AgriFORCE@peppercomm.com